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                            SERIES B PREFERRED STOCK

                                     PROXY

                     COMMUNICATION INTELLIGENCE CORPORATION
                         275 SHORELINE DRIVE, SUITE 500
                        REDWOOD SHORES, CALIFORNIA 94065

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL
                    MEETING OF STOCKHOLDERS ON JUNE 1, 1998.

    The undersigned does hereby appoint Guido DiGregorio, Philip S. Sassower and
James Dao, and each of them as agents and proxies of the undersigned, with full power of substitution, to represent and to vote, as designated below, all the shares of Series B 5% Cumulative Convertible Preferred Stock of Communication
Intelligence Corporation (the "Company") held of record by the undersigned on
April 8, 1998 (the "Record Date") in connection with the proposals presented at the Company's Annual Meeting of Stockholders to be held on June 1, 1998 at the
Hotel Sofitel, 223 Twin Dolphin Drive, Redwood Shores, California 94065, or any
adjournment or postponement thereof, all as more fully described in the attached
Notice of Annual Meeting of Stockholders and Proxy Statement dated April 29,
1998, hereby revoking all proxies heretofore given with respect to such shares.
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1.         ELECTION OF DIRECTORS:        FOR all nominees listed below / /
                                         (EXCEPT AS MARKED TO THE CONTRARY BELOW)
           (Instructions: To withhold authority to vote for any individual nominee strike a line through the nominee's name in the list below.)

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1.         WITHHOLD AUTHORITY / /

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           TO VOTE FOR ALL NOMINEES LISTED BELOW
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
           MICHAEL A. BRAUN       GUIDO DIGREGORIO         PHILIP S. SASSOWER       JEFFREY STEINER CHIEN BOR
           JAMES DAO              JESS M. RAVICH                                    (C.B.) SUNG
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2.         PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF DESIGNATIONS RELATING TO ITS FIRST
           SERIES OF 5% CUMULATIVE CONVERTIBLE PREFERRED STOCK TO MODIFY THE DIVIDEND AND RIGHTS
           LIQUIDATION RIGHTS.

                           FOR  / /                           AGAINST  / /                           ABSTAIN  / /

3.         PROPOSAL TO AMEND THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO
           INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK OF THE COMPANY.

                           FOR  / /                           AGAINST  / /                           ABSTAIN  / /

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2.
3.

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4.         PROPOSAL TO RATIFY THE APPOINTMENT OF PRICE WATERHOUSE LLP AS THE COMPANY'S
           INDEPENDENT ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 1998.

                           FOR  / /                           AGAINST  / /                           ABSTAIN  / /

5.         In their discretion, the proxy holders are authorized to vote upon such other matters as may properly come before the Annual Meeting.

    The undersigned hereby revokes any proxy heretofore given with respect to such shares and confirms all that said proxies, or any of them, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR Proposals 1, 2, 3 and 4. The undersigned hereby acknowledges receipt of the
Company's Notice of Annual Meeting of Stockholders to be held on June 1, 1998, the Company's
Proxy Statement dated April 29, 1998 (and the accompanying proxy), and the Company's 1997 Annual
Report to Stockholders.

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4.
5.
    The u
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Dated: ----------------------------------------------------, 1998
                                                                         -----------------------------------------------------------
                                                                                                 (Signature)

                                                                         -----------------------------------------------------------
                                                                                   (Additional signature, if held jointly)

                                                                         -----------------------------------------------------------
                                                                                           (Title, if applicable)
                                                                         Please date and sign exactly as your name appears hereon.
                                                                         If your shares are held as joint tenants, both must sign.
                                                                         When signing as attorney, executor, administrator, trustee or in guardian or any similar capacity, please give full
                                                                         title as such. If a corporation, please sign in full
                                                                         corporate name by president or other authorized officer,
                                                                         giving title. If a partnership, please sign in partnership name by an authorized person.

                                                                         PLEASE COMPLETE, DATE, SIGN AND RETURN THE PROXY CARD
                                                                         PROMPTLY USING THE ENCLOSED ENVELOPE.
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